Exhibit 99.1

MARK D. THOMPSON

CEO & PRESIDENT

November 2008

Dear Friend,

Over the past four quarters, both the economy and the financial landscape have been vastly transformed. Although we have all faced myriad financial challenges and uncertainties this fall, Boston Private Bank & Trust Company continues to post healthy, double-digit increases in net income and balance sheet growth—and we continue to offer our full range of deposit and cash management, commercial banking, residential mortgage, investment management, and trust services for your personal and business needs.

I am pleased to report that as of September 30, 2008, our year-to-date net income rose 12% and the Bank’s balance sheet grew 13% to approximately $2.9 billion, year over year. Non-interest income was up 11% from the previous year, due primarily to increased business activity and solid investment management revenues. Also, our Commercial Lending area celebrated a significant milestone when its loan portfolio recently reached $1 billion.

How is it that Boston Private Bank remains strong in the following important measures—earnings, capital, liquidity, and asset quality—in the current environment? We have done it by staying true to our core mission, consistently taking a long-term perspective, and conscientiously putting our clients’ interests first, delivering exceptional service and direct access to a private banker. Three years ago, we decided that we would avoid subprime lending and other risky investment alternatives such as auction-rate preferred securities, non-agency mortgage paper, credit default swaps, and Fannie Mae and Freddie Mac preferred stocks. As a result, not only is our asset quality sound, but, as I reported last quarter, for the eighth consecutive year we earned the FDIC’s highest rating for Community Reinvestment, serving low- and moderate-income people and neighborhoods—without resorting to subprime lending.

Our parent company, Boston Private Financial Holdings, Inc. (BPFH), has recently taken decisive steps to combat deteriorating economic conditions. After raising capital to strengthen its own balance sheet, BPFH announced its intention to sell its Southern California subsidiary’s non-strategic land and construction loan portfolio. By acting now, BPFH believes it can “clear the decks” at this subsidiary. Boston Private Bank & Trust Company is one of 15 subsidiaries of BPFH. Each subsidiary is managed and operated locally, allowing each to best serve its clients at the local level. It is important to note that these actions by BPFH have no impact on Boston Private Bank; neither our liquidity nor our regulatory capital ratios are affected. Boston Private Bank & Trust Company remains well-capitalized, with very strong liquidity and asset quality.

Please remember, as we all continue to weather these difficult financial times, that you have a trusted advisor at Boston Private Bank who is accessible and ready to help you. We value our client relationships and hope you will freely call on us with your questions and suggestions. As always, thank you for your confidence in us.

Sincerely,

Mark D. Thompson

TEN POST OFFICE SQUARE • BOSTON, MASSACHUSETTS 02109 • TELEPHONE: (617) 912-4210 • (617) 912 4352 E MAIL: MTHOMPSON@BOSTONPRIVATEBANK.COM WWW.BOSTONPRIVATEBANK.COM

Policy Group

Mark D. Thompson

Chief Executive Officer & President

James C. Brown

Executive Vice President

Chief Lending Officer

Robert C. Buffum, Jr.

Senior Vice President

Chief Risk Officer

Gary L. Garber

Senior Vice President

Chief Information Officer

James D. Henderson

Executive Vice President

Pilar Pueyo

Senior Vice President

Anne L. Randall

Executive Vice President

Chief Financial & Administrative Officer

George G. Schwartz

Executive Vice President

Chief Operating Officer & Treasurer

John J. Sullivan

Executive Vice President

Board of Directors

Herbert S. Alexander

Managing Partner

Alexander, Aronson, Finning & Company

John H. Clymer

Senior Counsel

Nixon Peabody LLP

Eugene S. Colangelo

Chairman of the Board

Julio Enterprises

Chairman of the Board

Boston Private Bank & Trust Company

W. Pearce Coues

Former Chairman

MGI Properties

Senior Advisor

Eaton Vance

James D. Dawson

Chief Executive Officer, Private Banking Group

Boston Private Financial Holdings, Inc.

Kathleen M. Graveline

Private Investor

Charles T. Grigsby

Consultant

Susan P. Haney

Private Investor

E. Christopher Palmer

President & Managing Shareholder

Palmer and Corbett, PC

John D. Macomber

Founder & Chief Executive Officer

BuildingVision, Inc.

Patricia McGovern

General Counsel & Senior Vice President

Beth Israel Deaconess Medical Center

Michael F. Schiavo

Consultant

James K. Schmidt

Private Investor

Alan D. Solomont

Chairman & Chief Executive Officer

Solomont Bailis Ventures

Mark D. Thompson

Chief Executive Officer & President

Boston Private Bank & Trust Company

Timothy L. Vaill

Chairman & Chief Executive Officer

Boston Private Financial Holdings, Inc.

Office Locations

Headquarters: Boston Office

Ten Post Office Square

Boston, Massachusetts

(617) 912-1900

Wellesley Office

336 Washington Street

Wellesley, Massachusetts

(781) 707-7700

Back Bay Office

500 Boylston Street

Boston, Massachusetts

(617) 912-4500

Jamaica Plain Loan Center

401c Centre Street

Jamaica Plain, Massachusetts

(617) 524-6050

Kendall Square Office

One Cambridge Center

Cambridge, Massachusetts

(617) 646-4800

Newton Centre Office

1223 Centre Street

Newton, Massachusetts

(617) 646-4850

Seaport Office

157 Seaport Boulevard

Boston, Massachusetts

(617) 646-4880

Lexington Office

1666 Massachusetts Avenue

Lexington, Massachusetts

(617) 912-3600

Hingham Office

7 Central Street

Hingham, Massachusetts

(781) 740-2405

Beverly Office

57 Enon Street, Route 1A

Beverly, Massachusetts

(978) 922-8000

HEADQUARTERS: TEN POST OFFICE SQUARE • BOSTON, MASSACHUSETTS 02109

TELEPHONE: 617-912-1900 • WWW.BOSTONPRIVATEBANK.COM

STATEMENT

OF FINANCIAL

CONDITION

AS OF SEPTEMBER 30 , 2008

BOSTON PRIVATE BANK & TRUST COMPANY

Dear Friend,

Over the past four quarters, both the economy and the financial landscape have been vastly transformed. Although we have all faced myriad financial challenges and uncertainties this fall, Boston Private Bank & Trust Company continues to post healthy, double-digit increases in net income and balance sheet growth.

2008 Third Quarter Financial Highlights:

•	Net income for the first nine months of 2008 reached $18.8 million, up 12% compared to the same period last year.

•	Assets under management were $2.7 billion as of September 30, down year over year by only 4% during a period of high volatility in the financial markets.

•	Balance sheet assets have grown 13% to finish at approximately $2.9 billion as of September 30.

•	Loans increased by 13% and deposits and client repurchase agreements grew 5% as compared to the same time last year.

Please remember, as we all continue to weather these difficult financial times, that you have a trusted advisor at Boston Private Bank. We hope you will freely call on us with your questions and suggestions.

Sincerely,

Mark D. Thompson
CEO & President

Boston Private Bank & Trust Company

CONDENSED BALANCE SHEETS

(Unaudited)

	September 30,
($ in Thousands)	2008	2007
Assets
Cash & Short-Term Investments	$23,334	$77,098
Investment Securities	617,437	479,865
Loans Held for Sale	1,556	859
Commercial Loans	1,056,945	929,319
Mortgage Loans	1,077,918	982,848
Home Equity & Other Loans	83,461	47,542

Total Loans	2,218,324	1,959,709
Less: Allowance for Loan Losses	25,029	21,825

Net Loans	2,193,295	1,937,884
Other Assets	107,070	105,323

Total Assets	$2,942,692	$2,601,029

Liabilities & Shareholder’s Equity
Demand Deposits	$304,190	$302,715
NOW Accounts	130,464	159,921
Savings & Money Market	870,051	1,035,143
Certificates of Deposit	480,631	327,585

Total Deposits	1,785,336	1,825,364
Client Repurchase Agreements	254,059	121,436
Borrowings	680,070	458,267
Other Liabilities	21,262	20,367

Total Liabilities	2,740,727	2,425,434

Shareholder’s Equity	201,965	175,595

Total Liabilities & Shareholder’s Equity	$2,942,692	$2,601,029

Boston Private Bank & Trust Company CONDENSED STATEMENTS OF INCOME (Unaudited)

	Nine Months Ended September 30,
($ in Thousands)	2008	2007
Interest Income	$108,917	$103,951
Interest Expense	52,946	53,696

Net Interest Income	55,971	50,255
Provision for Loan Losses	4,640	3,205

Net Interest Income after Provision	51,331	47,050
Investment Management Fees	12,592	11,564
Banking Fees and Other Income	4,737	4,036
Operating Expenses	44,735	40,995

Income Before Income Taxes	23,925	21,655
Income Taxes	5,148	4,919

Net Income	$18,777	$16,736

Boston Private Bank & Trust Company SELECTED FINANCIAL DATA (Unaudited)

	At or for the Nine Months Ended September 30,
($ in Thousands)	2008	2007
Assets Under Management	$2,669,000	$2,784,000
Return on Average Assets	0.86%	0.89%
Return on Average Equity	12.84%	13.39%
Net Interest Margin	2.92%	3.04%
Total Fees and Other Income / Revenues	23.64%	23.69%
Allowance for Loan Losses / Total Loans	1.13%	1.11%